UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2025

Acurx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40536	82-3733567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259 Liberty Avenue, Staten Island, NY 10305

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (917) 533-1469

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACXP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 6, 2025, Acurx Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor named therein (the “Investor”), pursuant to which the Company agreed to issue and sell, in a registered direct offering by the Company directly to the Investor (the “Registered Offering”) (i) 2,150,000 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), at a purchase price of $0.40 per share and (ii) pre-funded common stock purchase warrants (the “Pre-Funded Warrants”) to purchase up to 595,000 shares of Common Stock (the “Pre-Funded Warrant Shares”) at a purchase price of $0.3999 per Pre-Funded Warrant for aggregate gross proceeds of approximately $1.1 million, before deducting the placement agent fees and related offering expenses. The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Investor and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) during the 30-day period following the closing of the Registered Offering (the “Lock-up Period”). Additionally, the Company agreed not to enter into a variable rate transaction for a period of one year following the closing of the Registered Offering, provided, however, that following the Lock-up Period, (i) the Company may enter into and/or issue shares of Common Stock in an “at-the-market” facility with Wainwright (as defined below) as sales agent, and (ii) the Company may enter into, or effect a transaction under, an equity line of credit.

The Shares, the Pre-Funded Warrants and Pre-Funded Warrant Shares were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-265956), which was filed with the Securities and Exchange Commission (the “Commission”) on July 1, 2022 and was declared effective by the Commission on July 11, 2022 (the “Registration Statement”).

In a concurrent private placement (the “Private Placement” and together with the Registered Offering, the “Offering”), the Company agreed to issue to the Investor series F common warrants (the “Series F Warrants”) to purchase up to an aggregate of 8,235,000 shares of Common Stock. The Series F Warrants will have an exercise price of $0.40 per share and will be exercisable commencing on the effective date of stockholder approval of the issuance of the shares of Common Stock issuable upon exercise of the Series F Warrants (the “Stockholder Approval”) and will expire twenty-four months following the date of Stockholder Approval. The Company will be obligated to obtain Stockholder Approval at the Company's annual meeting of stockholders on or prior to the date that is 150 days following the Closing Date (the “Stockholder Meeting Deadline”). If Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company is required to cause an additional stockholder meeting to be held every 60 days after the Stockholder Meeting Deadline until Stockholder Approval is obtained or the Series F Warrants are no longer outstanding. The Series F Warrants and the shares of our Common Stock issuable upon the exercise of the Series F Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), were not offered pursuant to the Registration Statement and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrants or Series F Warrants to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise. However, upon at least 61 days’ prior notice from the holder to the Company, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding Common Stock after exercising the holder’s Pre-Funded Warrants or Series F Warrants, as applicable, up to 9.99% of the number of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant or Series F Warrant, as applicable.

Pursuant to the terms of the Purchase Agreement, the Company agreed to use commercially reasonable efforts to cause a registration statement on Form S-1 providing for the resale by holders of shares of its Common Stock issuable upon the exercise of the Series F Warrants, to become effective within 60 calendar days following the date of the Purchase Agreement (or within 90 calendar days following the date of the Purchase Agreement in case of a “full review” by the Commission) and to keep such registration statement effective at all times until the Investor does not own any Series F Warrants or shares of Common Stock issuable upon exercise thereof.

The Offering is expected to close on or about March 10, 2025, subject to customary closing conditions.

On October 9, 2024, the Company entered into an engagement letter, in connection with the Registered Offering (the “Engagement Letter”), with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as the exclusive placement agent for the issuance and sale of securities of the Company pursuant to the Purchase Agreement. As compensation for such placement agent services, the Company has agreed to pay Wainwright an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company from sales to the institutional investor in the Offering, plus a management fee equal to 1.0% of the gross proceeds received by the Company from the Offering, up to $20,000 for its fees and expenses of legal counsel and $10,000 for clearing expenses. The Company has also agreed to issue to Wainwright or its designees warrants to purchase up to 164,700 shares of Common Stock (the “Wainwright Warrants” and, together with the Pre-Funded Warrants and Series F Warrants, the “Warrants”). The Wainwright Warrants are exercisable commencing on the effective date of Stockholder Approval of the issuance of the shares of Common Stock issuable upon exercise of the Wainwright Warrants, will expire on the earlier of (i) two years from the initial exercise date or (ii) March 6, 2030, and have an exercise price of $0.50 per share. Further, pursuant to the Engagement Letter, Wainwright is entitled to compensation with respect to any financing of the Company occurring within twelve months of the termination of the Engagement Letter when such financing is provided by investors whom Wainwright has contacted or introduced to the Company during the term of the Engagement Letter. Further, pursuant to the Engagement Letter, Wainwright has a right of first refusal to act as sole book-running manager, sole underwriter or sole placement agent with respect to any public offering or private placement of equity, equity-linked or debt securities using an underwriter or placement agent occurring during the twelve-month period following the termination of the Engagement Letter. The Engagement Letter also includes indemnification obligations of the Company and other provisions customary for transactions of this nature.

Neither of the Wainwright Warrants nor the shares of Common Stock issuable upon the exercise of the Wainwright Warrants (the “Wainwright Warrant Shares”) are registered under the Securities Act. The Wainwright Warrants and the Wainwright Warrant Shares were issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act.

The Common Stock is listed on The Nasdaq Capital Market. There is no established trading market for the Warrants, and the Company does not intend to list the Warrants on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Warrants may be extremely limited.

The foregoing summaries of the form of Purchase Agreement, the form of Series F Warrant, the form of Pre-Funded Warrant and the form of Wainwright Warrant do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 10.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the legality of the issuance and sale of the Shares, the Pre-Funded Warrants and Pre-Funded Warrant Shares is attached as Exhibit 5.1 hereto.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference into this Item 3.02.

Item 8.01. Other Events.

On March 7, 2025, the Company issued a press release announcing the pricing of the Offering described above, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Series F Warrant.

4.2	Form of Pre-Funded Warrant.

4.3	Form of Wainwright Warrant.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Form of Securities Purchase Agreement, dated as of March 6, 2025, by and among Acurx Pharmaceuticals, Inc. and the purchaser party thereto.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

99.1	Pricing Press Release.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acurx Pharmaceuticals, Inc.

Date: March 10, 2025	By:	/s/ David P. Luci
		Name:	David P. Luci
		Title:	President and Chief Executive Officer

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